Exhibit 32.1


                           SECTION 1350 CERTIFICATION

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                               SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Brooklyn Cheesecake & Desserts Company, Inc. (the "Company") on form 10-QSB for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on or about the date hereof, I, Anthony J. Merante, President, Chief Executive Officer, and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that

      (i)   the Report fully complies with the requirements of Section 13(a) and
            Section  15(d) of the  Securities  Exchange Act of 1934, as amended;
            and

      (ii) the information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: December 6, 2006
                             /s/ Anthony J. Merante
                             -----------------------------------
                             Anthony J. Merante
                             President, Chief Executive Officer,
                             and Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Brooklyn Cheesecake & Desserts Company, Inc. and will be retained by and furnished to the Securities and Exchange Commissions or its staff upon request